Exhibit 10.1

JANUARY 2020 EXCHANGE AGREEMENT

This JANUARY 2020 EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of January 12, 2020, is by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), and M. Kingdon Offshore Master Fund, LP (the “Lender”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Facility Agreement (as defined below).

RECITALS:

A.    The Lender owns an aggregate of $3,000,000.00 principal amount of the Borrower’s 5.50% Senior Convertible Notes due 2021 (the “Indenture Notes”) issued pursuant to the Indenture, dated as of February 9, 2016 (the “Indenture”), between the Borrower and U.S. Bank National Association, as trustee under the Indenture (together with any successor thereto, the “Trustee”).

B.    The Borrower and certain holders of the Company’s outstanding senior secured convertible promissory notes have entered into that certain Facility Agreement, dated as of June 2, 2014 (as the same has been amended, modified, restated or otherwise supplemented from time to time (including any such amendment, modification or restatement which is effective as of the Effective Date (as defined below), the “Facility Agreement”).

C.    Pursuant to this Agreement (and subject to the terms and conditions hereof), the Lender will exchange all of the Indenture Notes for a Senior Secured Convertible Note of the Borrower in substantially the form attached hereto as Exhibit A (the “Note”) in an aggregate principal amount equal to the sum of the outstanding principal amount of all of the Indenture Notes, plus 50% of the accrued and unpaid interest thereon through the Effective Date. The Note will be issued pursuant to the Facility Agreement.

D.     Subject to the terms and conditions of this Agreement, the Lender has agreed with the Borrower to, among other things, (i) allow the “payment in kind” of interest on the indebtedness currently evidenced by the Indenture Notes, (ii) defer the maturity date in respect of the indebtedness evidenced by the Indenture Notes to March 31, 2021, and (iii) modify certain rights of the Lender under the Indenture Notes that would result from a delisting of the Borrower’s Common Stock, all to be effected through the Exchange (as defined below) and the terms of the Note.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

EXCHANGE

Section 1.01.    Exchange. Subject to the terms and conditions hereof, the Lender hereby agrees to exchange all of the Indenture Notes held by it for the issuance by the Borrower to Lender of a Note with an initial principal amount equal to the sum of the outstanding principal amount of

Lender’s Indenture Notes (the “Exchange”), in each case as set forth on Schedule 1 hereto. The Exchange is being made as part of and pursuant to a plan of reorganization of the Borrower described in Section 368(a)(1)(E) of the Code.

Section 1.02.    Exchange Settlement; Joinder to Facility Agreement.

(a)    As soon as practicable following the effectiveness of the Exchange, which shall be deemed to occur at 8:00 a.m. (New York time) on January 13, 2020 (such time on such date, the “Effective Time”) (subject to satisfaction (or waiver by the Lender) of the conditions set forth in Article V hereto), but in any event prior to 4:00 p.m. (New York time) on January 13, 2020 (such date, the “Effective Date”), (i) Lender shall assign and transfer all right, title and interest in and to the Indenture Notes to the Borrower, and deliver or cause to be delivered all of the Indenture Notes held by Lender to the Trustee, by book-entry transfer through the facilities of The Depositary Trust Company (“DTC”) from the account(s) of Lender, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any customary documents of conveyance or transfer that the Borrower or Trustee may reasonably deem necessary or desirable to transfer the Indenture Notes to the Borrower; (ii) the Borrower shall issue and deliver to Lender a Note, duly executed on behalf of the Borrower in the principal amount set forth across from Lender’s name on Schedule 1 hereto in the column captioned “Notes (principal amount)” which shall not bear any restrictive legend (or be subject to stop transfer instructions or similar restrictions on the transfer thereof) and shall provide for the 4.985% Cap (as defined in the Note); (iii) the Borrower shall record in the Register the interests of Lender in the Loans and the Note, including the amount of the Loan evidenced by the Note (which, for the avoidance of doubt, shall be the amount set forth across from the Lender’s name in Schedule 1 hereto in the column captioned “Notes (principal amount)”) and (iv) the Borrower shall pay, in cash, by wire transfer of immediately available funds to an account designated by Lender, fifty percent (50%) of the accrued and unpaid interest on Lender’s Indenture Notes through the Effective Date. The Borrower and Lender acknowledge and agree that (y) the aggregate amount of accrued and unpaid interest on the Indenture Notes held by Lender through the Effective Date is the amount set forth across from Lender’s name on Schedule 1 hereto under the column captioned “Accrued and Unpaid Interest on Indenture Notes”); and (z) the portion of such interest that is not paid in cash on the Effective Date shall be paid by including such amount in the original principal amount of Lender’s Note issued hereunder, as set forth in Schedule 1 hereto.

(b)    Upon the Effective Time, (i) Lender shall be deemed for all purposes to have become the legal, beneficial and record holder of the Note to which it is entitled pursuant to Section 1.02(a) and (ii) Lender’s Indenture Notes shall be deemed cancelled.

(c)    For the avoidance of doubt, from and after the date hereof, the Borrower shall not incur any Indebtedness under the Indenture, or otherwise issue any Global Note (as defined in the Indenture) or any other Note (as defined in the Indenture) pursuant to the Indenture.

Section 1.03.    Joinder to Facility Agreement. Lender hereby acknowledges that it has been provided with, and has had an opportunity to review, the Facility Agreement and the Guaranty and Security Agreement and that the Note shall be deemed a “Note” subject to the terms and conditions of the Facility Agreement. Each of the Borrower and Lender hereby agree that, effective as of the Effective Time, Lender shall (i) become a party to the Facility Agreement as a “Lender” (within the meaning of the Facility Agreement), (ii) be fully bound by, and subject to, all of the covenants, terms, conditions, restrictions and provisions of the Facility Agreement and the other Transaction Documents applicable to a Lender that holds a “Note” under the Facility Agreement, (iii) be entitled to the rights, remedies, benefits and privileges of a Lender that holds a “Note” under the Facility Agreement and the other Transaction Documents, and (iv) acknowledges and agrees that Deerfield Private Design Fund III, L.P. has been designated as collateral agent under the Guaranty and Security Agreement (the “Collateral Agent”) and as Lender’s “representative” for purposes of any filings under the uniform commercial code. Lender acknowledges and agrees that Lender shall have no rights as a Lender in respect of the repayment of any Loans or Disbursements made prior to the date hereof pursuant to the Facility Agreement or any right to receive any Warrants.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01.    Representations and Warranties of the Lender. Lender hereby represents and warrants to the Borrower as of the date of this Agreement and as of the Effective Date as follows:

(a)    Organization and Good Standing. Lender is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. Lender has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each Transaction Document to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by Lender of this Agreement and each Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Lender and no further action is required in connection herewith or therewith.

(c)    Valid and Binding Agreement. This Agreement and each Transaction Document to which Lender is a party have been duly executed and delivered by Lender and constitute the valid and binding obligations of Lender, enforceable against Lender in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)    Non-Contravention. The execution and delivery by Lender of this Agreement and each Transaction Document to which Lender is a party and the performance by Lender of its obligations hereunder and thereunder, do not and will not (i) violate any provision of Lender’s organizational documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Lender is subject, or by which any of Lender’s Indenture Notes is bound or affected except, in each instance of clauses (i) and (ii) hereof, where such violation or conflict would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the ability of Lender to timely perform its obligations under this Agreement or any other Transaction Document to which Lender is a party.

(e)    Exemption. Lender has held Lender’s Indenture Notes of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower. Lender understands that the Note and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”) are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

(f)    Ownership of the Notes. Lender is the record and beneficial owner of, and has good and valid title to, Lender’s Indenture Notes, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement or the Indenture and other than pledges or security interests that Lender may have created in favor of a prime broker under and in accordance with its prime brokerage account with such broker), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire Lender’s Indenture Notes or any portion thereof. Lender has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Indenture Notes or its rights in its Indenture Notes, or (b) except as would not materially and adversely affect the ability of Lender to consummate the transactions contemplated hereby, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Indenture Notes. Upon Lender’s delivery of the Indenture Notes to the Borrower pursuant to the Exchange, the Indenture Notes shall be free and clear of all Liens created by Lender.

(g)    Accredited Investor/Qualified Institutional Buyer. Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Lender is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Lender understands the economic risk of its investment in the Note and the Conversion Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Note and the Conversion Shares.

(h)    Information. Lender acknowledges and agrees that (i) Lender has had the opportunity to review the Borrower’s SEC Reports (as defined below) and this Agreement (including the exhibits hereto) and the Transaction Documents, (ii) Lender has had an opportunity to submit questions to the Borrower concerning the Borrower, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and has all information that it considers necessary in making an informed investment decision, (iii) Lender has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange. Notwithstanding anything to the contrary contained herein, the rights and remedies available to Lender, neither any such review nor any due diligence investigation conducted by Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect Lender’s right to rely on the representations, warranties, covenants and agreements of the Borrower contained in this Agreement and the other Transaction Documents.

(i)    Transactions in Borrower’s Securities. Lender has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any purchase or sale of the securities of the Borrower (including, without limitation, any Short Sales (as defined below) involving any of the Borrower’s securities) from October 29, 2019 through the date of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.01(i), subject to Lender’s compliance with their respective obligations under the U.S. federal securities laws and Lender’s internal policies, (a) “Lender” shall not be deemed to include any employees, subsidiaries or affiliates of Lender that are effectively walled off by appropriate information barriers approved by Lender’s respective legal or compliance department (and thus have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.01(i) shall not apply to any transaction by or on behalf of an account of Lender that was effected without the advice or participation of, or such account’s receipt of information regarding the Transactions provided by, Lender.

Section 2.02.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as of the date of this Agreement and as of the Effective Time as follows:

(a)    Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)    Authority. The Borrower has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement, the Note and other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement, the Note and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c)    Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, the Note or any other Transaction Document, in accordance with the terms hereof or thereof, other than filing the Announcing 8-K Filing (as defined below) with the U.S. Securities and Exchange Commission (the “Commission”). The Note is not being issued in violation of, any preemptive or similar rights of any Person, or otherwise subject to any preemptive or similar rights of any Person that have not been validly waived.

(d)    Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and upon the execution and delivery by the Borrower thereof, the Note and each other Transaction Document being executed or amended in connection herewith will constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e)    Non-Contravention. The execution and delivery by the Borrower of this Agreement, the Note and each other Transaction Document being executed and delivered by the Borrower in connection herewith and the performance by the Borrower of its obligations hereunder and under the Notes and the other Transaction Documents do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than filing the Announcing 8-K Filing with the Commission, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the Indenture or the GPC License Agreement, or (vi) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of this Agreement, the Note or any other Transaction Document, (c) the ability of the Borrower to timely perform its obligations under this Agreement, the Note or any other Transaction Documents, or (d) the rights and remedies of the Lender under this Agreement, the Note or any other Transaction Document. As of the date hereof, no Event of Default (as defined in the Indenture) under the Indenture exists and no Event of Default (as defined in the Facility Agreement) under the Facility Agreement exists, and, to the knowledge of the Borrower, no event has occurred, and no fact or circumstance exists, that, with or without notice, lapse of time or both would reasonably be expected to result in an Event of Default under either the Indenture or the Facility Agreement.

(f)    Issuance of Conversion Shares. The Conversion Shares issuable upon conversion of the Note are duly authorized and, when issued in accordance with the applicable Note, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Borrower has reserved from its duly authorized capital stock an aggregate of 519,206 shares of Common Stock for issuance hereafter upon conversion of the Note in accordance with the terms thereof (plus any additional shares of Common Stock that may be issuable as a result of the anti-dilution provisions of the Note), in each case, free and clear of preemptive or similar rights. As of the date of this Agreement, there are 39,350,785 shares of Common Stock issued and outstanding.

(g)    SEC Reports; Nasdaq. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in the Borrower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the Commission on November 14, 2019, and the Borrower’s Current Reports on Form 8-K filed with the Commission on May 23, 2019, October 3, 2019, November 21, 2019 and December 23, 2019 (such disclosure the “Potential Delisting”), the Borrower is not in violation of the requirements of the Nasdaq Global Market (“Nasdaq GM”) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of trading of the Common Stock in the foreseeable future.

(h)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.02(h) that may be due in connection with the transactions contemplated hereby.

(i)    Exemption from Registration. No registration under the Securities Act or any state securities laws is or will be required for the offer and issuance of the Note by the Borrower to the Lender as contemplated hereby or for the offer and issuance of the Conversion Shares by the Borrower to the Lender as contemplated hereby and by the Note. The amendments and transactions contemplated hereby or entered into in connection herewith, including the issuance and sale of the Note hereunder and the issuance and sale of the Conversion Shares pursuant to the terms of the Note do not and will not contravene, or require stockholder approval pursuant to, the rules and regulations of The Nasdaq Stock Market LLC, as currently in effect. Assuming Lender is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower (which the Borrower shall assume (and the Lender shall be deemed to represent) unless Lender has otherwise advised the Borrower in writing) and in reliance on Lender’s representations contained in Section 2.01(e) hereof, the Note and the Conversion Shares will be freely tradeable by Lender without restriction or limitation (including volume limitation), pursuant to Rule 144 under the Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof. The Borrower has not paid or given (and will not pay or give), directly or indirectly, any commission or other remuneration for soliciting the exchange to be effected pursuant to this Agreement or otherwise in connection with the issuance and sale of the Note or any Conversion Shares pursuant to this Agreement or the Note. The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act.

(j)    No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause the offering and issuance of the Note or the offering and issuance of any of the Conversion Shares to be integrated with prior or contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of the Nasdaq GM and which would require stockholder approval for the issuance of the Note or Conversion Shares.

(k)    No Bad Actor Disqualification. None of the Credit Parties, any of its predecessors, any director, executive officer, other officer of any Credit Party participating in the offering of the Note or the Conversion Shares, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of any Credit Party’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with any Credit Party at the time this representation is made, any placement agent or dealer participating in the offering of the Note or the Conversion Shares and any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Note or the Conversion Shares (each, a “Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Covered Person and (ii) whether any Covered Person is subject to a Disqualification Event. Each Credit Party has complied in all material respects, to the extent applicable, with its disclosure obligations under Rule 506(e). No Credit Party is any other reason disqualified from reliance upon Rule 506 of Regulation D for purposes of the offer, sale and issuance of the Note or the Conversion Shares.

(l)    No Unlawful Payments. Neither the Borrower, to the knowledge of the Borrower, nor any of its directors or officers or any employee, agent, affiliate, representative of or other person associated with or acting on behalf of the Borrower, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(m)    Compliance with Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Borrower, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools

Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Borrower conducts business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(n)    OFAC. The Borrower is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Borrower is not a person named on the list of Specially Designated Nationals maintained by OFAC.

(o)    Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Note and Conversion Shares and the Lender’s ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Lender as a result of the transactions contemplated by this Agreement, including the Borrower’s issuance of the Note and Conversion Shares and the Lender’s ownership of such securities.

(p)    Litigation. No proceeding is pending before or, to the knowledge of Borrower, threatened by any Governmental Authority (a) to which any Credit Party is a party, (b) that purports to affect or pertain to the Transaction Documents or the transactions contemplated hereby or thereby or (c) that has as the subject thereof any assets owned by any Credit Party or any of its Subsidiaries, in each case, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(q)    Compliance with Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Credit Party is in compliance with all Applicable Laws and authorizations.

ARTICLE III.

COVENANTS

Section 3.01.    Reservation of Shares. On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue all of the Conversion Shares pursuant to the Note (without regard to the 4.985% Cap (as defined in the Note).

Section 3.02.    Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the Note and the Conversion Shares for, issuance and sale to the Lender under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Lender.

Section 3.03.    Listing. The Borrower has submitted an application for the listing of the Conversion Shares on the Nasdaq GM and will use its commercially reasonable efforts to secure such listing. For so long as the Note remains outstanding, the Borrower shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Nasdaq GM. The Borrower shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Nasdaq GM. If the Common Stock is, or is reasonably expected to be, delisted from the Nasdaq GM, the Borrower shall use its best efforts to cause the Common Stock to be listed on the Nasdaq Capital Market contemporaneously with such delisting and, thereafter, (i) shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Nasdaq Capital Market and (ii) shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on the Nasdaq Capital Market. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.03. Lender hereby (x) acknowledges and agrees that Lender has been made aware of the Potential Delisting, and (y) agrees that any delisting or suspension of trading the Common Stock on the Nasdaq GM in connection with the Potential Delisting will not be deemed a breach of this Section 3.03.

Section 3.04.    Disclosure; Confidentiality. On or before 8:00 a.m., New York time, on the first Business Day following the date of this Agreement, the Borrower shall file with the Commission a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, disclosing the effectiveness of this Agreement and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement, attaching this Agreement and the other Transaction Documents entered into pursuant to, or in connection with, this Agreement (in each case, without any redaction therefrom) and disclosing any other presently material non-public information (if any) provided or made available to Lender (or Lender’s agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). The Borrower represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, non-public information (if any) provided or made available to Lender (or Lender’s agents or representatives) by the Borrower or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Borrower expressly acknowledges and agrees that, from and after the Announcing 8-K Filing, no Lender nor any affiliate of Lender shall have (unless expressly agreed to by Lender after the date hereof in a written definitive and binding agreement executed by the Borrower and Lender or customary oral (confirmed by e-mail) “wall cross” agreement), any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Borrower.

Section 3.05.    Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

Section 3.06.    License Acknowledgement. Lender hereby acknowledges that the Borrower is a party to the GPC License Agreement, and that Lender has had an opportunity to review the GPC License Agreement, including the provisions thereunder relating to portions of the Collateral.

ARTICLE IV.

ACKNOWLEDGMENT OF THE BORROWER

Section 4.01.    The Borrower irrevocably and unconditionally acknowledges, affirms and covenants to Lender that:

(a)    Lender is not in default under the Indenture and has not otherwise breached any obligations to the Borrower; and

(b)    there are no offsets, counterclaims or defenses to the obligations under the Indenture as of the date hereof, including the liabilities and obligations of the Borrower under the Indenture Notes or the rights, remedies or powers of Lender in respect of any of the obligations under the Indenture, and the Borrower agrees not to interpose (and each does hereby waive and release) any such defense, set off or counterclaim in any action brought by Lender with respect thereto.

ARTICLE V.

CONDITIONS PRECEDENT.

Section 5.01.    Conditions. The consummation of the Exchange is subject to the following conditions on or prior to the Effective Time:

(a)    Delivery of Documents. The Borrower and the Lender shall each have executed and delivered this Agreement, the Borrower shall have executed and delivered to Lender its Note in accordance with Section 1.02.

(b)    Performance; No Default. The representations and warranties of the Borrower and Lender contained herein and in each other document, agreement or instrument being executed and delivered pursuant to, or in connection with the execution and delivery of, this Agreement shall be true and correct, and the Borrower and Lender shall have performed and complied with all agreements and conditions contained in this Agreement and in each such other document, agreement or instrument, in each case, to be performed by or complied with by the Borrower or Lender, as applicable, prior to the Effective Time in all respects, and the Lender shall have received a certification from the chief executive officer or chief financial officer of the Borrower to the foregoing effect.

(c)    Authorization. The Borrower shall have delivered to the Lender evidence of authority, officer’s certificates and good standing certificates in the jurisdiction of organization of the Borrower, in form and substance satisfactory to the Lender.

(d)    Financing Statements. All Uniform Commercial Code financing statements required to be filed, registered or recorded in connection with the Guaranty and Security Agreement shall have been filed, registered and recorded, and the Borrower is not aware of any defect with respect thereto.

(e)    Security Interest. The Collateral Agent shall have, for the benefit of the Lender, a first priority security interest (subject to Permitted Liens) in all Collateral in which a lien can be perfected by (i) the filing of a Uniform Commercial Code financing statement, and (ii) the filing of the Intellectual Property Security Agreements.

ARTICLE VI.

MISCELLANEOUS

Section 6.01.    Entire Agreement. This Agreement together with the Note and the other Transaction Document constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Lender and the Borrower with respect to the subject matter hereof.

Section 6.02.    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and (i) prior to the Effective Time, the Lender and (ii) following the Effective Time, the Required Lenders. Any amendment that is approved by the Required Lenders following the Effective Time as aforesaid shall bind the Lender, provided that any such amendment applies to the rights and obligations of the Lender and the holders of December 2019 Notes on substantially the same basis. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.03.    Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Lender or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that after the Effective Time, Lender may assign or otherwise transfer its rights hereunder to any transferee or assignee of the Note (in whole or in part), provided that (a) Lender agrees in writing with the transferee or assignee to assign such rights, and such assignee or transferee agrees in writing to accept such rights subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Borrower after such transfer or assignment; and (b) in the case of an assignment or transfer of rights or obligations hereunder to a transferee or assignee of the Note, such assignment or transfer is effected in compliance with the Facility Agreement.

Section 6.04.    Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, overnight mail, international courier (confirmed by facsimile), electronic mail or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the other parties.

If to the Borrower:

KemPharm, Inc.

1180 Celebration Blvd.

Suite 103

Celebration, FL 34747

Fax: (321) 250-3698

E-mail: lclifton@kempharm.com

Attention: R. LaDuane Clifton, Chief Financial Officer

With a copy to (which shall not constitute notice hereunder):

Cooley LLP

1299 Pennsylvania Avenue, NW

Suite 700

Washington, DC 20004

Fax: (703) 456-8100

Email: bsiler@cooley.com

Attention: Brent Siler

If to Lender:

M. Kingdon Offshore Master Fund, LP

c/o Kingdon Capital Management, LLC

152 W. 57th Street, 50th Floor

New York, NY 10019

Fax: 212-849-4901

Email: rweinstein@kingdon.com

With a copy to (which shall not constitute notice hereunder):

legal@kingdon.com

Section 6.05.    Applicable Law; Consent to Jurisdiction.

(a)    As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)    The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the parties hereby irrevocably:

(i)    submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii)    waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii)    WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.05.

Notwithstanding the foregoing in this Section 6.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 6.06.    Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 6.07.    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.08.    Remedies; Specific Performance. The rights and remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under the Facility Agreement, the Note, the other Transaction Documents and/or otherwise at law or in equity. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Agreement, the Facility Agreement, the Note and the other Transaction Documents. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement, the Facility Agreement or any other Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, the Facility Agreement or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement, the Facility Agreement, and the other Transaction Documents in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 6.09.    Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 6.10.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.11.    Reservation of Rights. Lender has not hereby waived any of Lender’s rights or remedies arising from any breach or default or any right otherwise available under the Facility Agreement, any other Transaction Document or at law or in equity as to Lender’s Note. Lender expressly reserves all such rights and remedies. Notwithstanding anything else to the contrary herein, Lender hereby agrees that the issuance of the Note to Lender satisfies in full any and all obligations of the Borrower under the Indenture as to the Indenture Notes held by Lender and

Lender’s remedies with regard to such Indenture Notes shall be solely as described in this Agreement.

Section 6.12.    Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement. Without limiting the foregoing, the Borrower shall take such action, and deliver such notices, documents, instruments and agreements as the Trustee may reasonably require to effectuate the exchange and surrender of Indenture Notes in accordance with this Agreement.

Section 6.13.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 6.14.    Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation. Unless otherwise indicated, references to “Transaction Documents” in this Agreement refer to Transaction Documents (as defined in the Facility Agreement), each as amended as of the Effective Date.

Section 6.15.    Reaffirmation. Other than as expressly provided in this Agreement, the execution and delivery of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender, constitute a waiver of any provision of the Facility Agreement, any other Transaction Documents (as currently in effect) or any other document executed in connection therewith or serve to effect a novation of the obligations thereunder. The Borrower, as issuer, debtor, grantor, pledger, mortgagor, guarantor or assignor, or in other any other similar capacity in which it grants liens or security interests in its property hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, and (iii) to the extent the Borrower granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such grant of security interests and Liens as provided in the Transaction Documents and confirms and agrees that such security interests and Liens continue to secure all of the currently outstanding or future Obligations on the terms and conditions of the Transactions Documents (for the avoidance of doubt as amended as of the Effective Date). The Borrower hereby consents to this Agreement and acknowledges that this Agreement, the Note and each document or agreement executed and delivered pursuant to, or in connection with, the execution and delivery of this Agreement is a Transaction Document and each of the other Transaction Documents, each as amended as of the Effective Date (including as provided in this Agreement), remains in full force and effect and is hereby ratified and reaffirmed; provided that, nothing in this Section 6.15 shall obligate the Borrower to restate, or be considered to be a restatement of, the representations of the Borrower contained in Article 3 of the Facility Agreement as of the date hereof. Any reference in the Transaction Documents to “hereunder,” “hereof,” “herein,” or words of like import referring to such agreement shall refer to such Transaction Document as amended as of the Effective Date. For the avoidance of doubt, the parties acknowledge and agree that, nothing contained herein or in the Facility Agreement shall be deemed or construed as an agreement by Lender to make any Disbursement or additional Loan on or after the date hereof.

Section 6.16.    Payment Set Aside. Notwithstanding anything to the contrary contained herein, if any payment or transfer (or any portion thereof) to the Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be returned or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrower or otherwise, then the Obligations purportedly satisfied with such payment or transfer, to the extent that such payment is or must be invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against the Borrower, any guarantor and their successors and permitted assigns as if such payment had never been made (in which case this Agreement shall in no way impair the claims of Lender with respect to such payment or transfer). The provisions of this Section 6.16 shall survive the satisfaction in full of the Obligations and the termination of the Facility Agreement.

Section 6.17.    Termination. Except to the extent otherwise agreed in writing by the Lender prior to the Effective Time, this Agreement shall terminate and be of no further force or effect if any of the conditions set forth in Article V are not satisfied or waived by the Lender on or prior to January 13, 2020.

Section 6.18.    Independent Nature of Facility Agreement Lenders. The obligations of Lender under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other “Lender” (as defined in the Facility Agreement) party to the Facility Agreement (the “Facility Agreement Lenders”), and no Facility Agreement Lender shall be responsible in any way for the performance of the obligations of any other Facility Agreement Lender under any Transaction Document. Each Facility Agreement Lender shall be responsible only for its own representations, warranties, agreements and covenants under the Transaction Documents. The decision of Lender to enter into this Agreement, consummate the Exchange and acquire the Note pursuant to this Agreement has been made by Lender independently of any other Facility Agreement Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower that may have been made or given by any other Facility Agreement Lender or by any agent, attorney, advisor, representative or employee of any other Facility Agreement Lender, and no Facility Agreement Lender or any of its agents, attorneys, advisors, representatives or employees shall have any liability to Lender (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Facility Agreement Lender pursuant hereto or thereto (including a Facility Agreement Lender’s acquisition of Obligations, Notes, Conversion Shares or any other securities at the same time as any other Facility Agreement

Lender), shall be deemed to constitute the Facility Agreement Lenders as, and the Borrower acknowledges and agrees that the Facility Agreement Lenders do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Facility Agreement Lenders are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by this Agreement or any other Transaction Document, and the Borrower shall not assert any contrary position.

Section 6.19.     No Fiduciary Relationship. The Borrower acknowledges and agrees that (a) Lender is acting at arm’s length from the Borrower with respect to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby; (b) Lender will not, solely by virtue of this Agreement or any of the Transaction Documents or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Borrower; (c) Lender has not acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Borrower with respect to, or in connection with, this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, and the Borrower agrees not to assert, and hereby waives, any claim that Lender has any fiduciary duty to the Borrower; (d) any advice given by Lender or any of its representatives or agents in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Lender’s performance of its obligations hereunder and thereunder (including, in the case of the Lender, its acquisition of the Note and any Conversion Shares); and (e) the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer

[Signature Page to January 2020 Exchange Agreement]

LENDER:

M. KINGDON OFFSHORE MASTER FUND, LP

By:	KINGDON CAPITAL MANAGEMENT, LLC,
As agent and investment advisor

By:	/s/ William Walsh
Name:	William Walsh
Title:	CFO

[Signature Page to January 2020 Exchange Agreement]

Schedule 1

LENDER	Indenture Notes (principal amount)	Accrued and Unpaid Interest on Indenture Notes as of the Effective Date	Accrued and Unpaid Interest on Indenture Notes Paid in Cash	Accrued and Unpaid Interest on Indenture Notes Paid in Kind	Note (principal amount)*
M. Kingdon Offshore Master Fund, LP	$3,000,000.00	$74,708.33	$37,354.17	$37,354.16	$3,037,354.16

Total:	$3,000,000.00	$74,708.33	$37,354.17	$37,354.16	$3,037,354.16

*	Includes 50% of the accrued and unpaid interest on the Indenture Notes as of the Effective Date.

Exhibit A

Form of Note

[Included as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed on January 13, 2020]